Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for
Tender of All Outstanding
9 1/8% Senior Subordinated Notes due 2015

In Exchange for

New 9 1/8% Senior Subordinated Notes due 2015

of

SUN HEALTHCARE GROUP, INC.

Registered holders of outstanding 9 1/8% Senior Subordinated Notes due 2015 (the “Old Notes”) who wish to tender their Old Notes for a like principal amount of 9 1/8% Senior Subordinated Notes due 2015 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus dated                     , 2007 of Sun Healthcare Group, Inc. (the “Prospectus”).

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION:

For Delivery by Overnight Courier or Hand or Certified or Registered Mail:	By Facsimile Transmission (for eligible institutions only):

Wells Fargo Bank	(213) 614-3355
Corporate Trust Services	Attention: Madeliena Hall
707 Wilshire Blvd., 17th Fl.	To Confirm by Telephone
Los Angeles, California 90017	or for Information Call:
Attention: Madeliena Hall	(213) 614-2588

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Sun Healthcare Group, Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire on the Expiration Date, unless extended by the Issuer. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                     , 2007 unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

____________________________________________________________	Date: ___________________

____________________________________________________________	Date: ___________________
(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number: ( ) -

Name(s): _________________________________________________________________________________

_________________________________________________________________________________
(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity: ________________________________________________________

________________________________________________________________________________________________

Address: _______________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Taxpayer Identification or Social Security No.: ___________________________________________________________________________

Principal Amount of Old Notes Tendered: ______________________________________________________________________________
________________________________________________________________________________________________

Certificate Number(s) of Old Notes (if available): __________________________________________________________________________

Aggregate Principal Amount Represented by Certificate(s): __________________________________________________________________

IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number: ______________________________________________________________________

Transaction Number: ________________________________________________________________________

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: __________________________________________________	Area Code and Telephone No.: ( ) -

__________________________________________________	Name: ____________________________________
(Authorized Signature)	(Please Type or Print)

Address: ______________________________________________

______________________________________________	Title: _____________________________________

Date:_____________________________________
________________________________________
(Zip Code)

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.